Exhibit 99(a)

NEWS RELEASE

Vistra Energy Reports

First Quarter 2017 Results

May 18, 2017

DALLAS – Vistra Energy (NYSE: VST), the parent company for TXU Energy and Luminant, today reported first quarter 2017 net income of $78 million and cash provided by operating activities of $141 million. Adjusted EBITDA for the first quarter 2017 was $276 million and adjusted free cash flow was $(48) million.

Curt Morgan, Vistra Energy’s chief executive officer, remarked, “Vistra Energy is off to a great start in 2017, delivering solid earnings despite some headwinds created by mild winter weather in Texas, once again demonstrating the resilience of our integrated model. Our retail team continues to excel at customer acquisition and retention—growing residential customer counts in the quarter. The team’s performance resulted in lower levels of customer churn than anticipated, which partially offset lower than expected earnings driven by reduced consumption from the mild winter.”

Morgan added, “Complementing our premier retail business, our wholesale generation operations were highly reliable during the quarter, achieving commercial availability of 95%, and our wholesale commercial operations team achieved realized prices nearly 55% higher than settled prices during the quarter.”

“Further, our corporate team concluded the process for our shares to be uplisted to the New York Stock Exchange as planned, with our first day of trading on the NYSE last Wednesday,” Morgan said. “We are executing on our commitments and we will continue to work tirelessly to deliver value to our shareholders.”

2017 Guidance

Vistra Energy is reaffirming its 2017 guidance ranges, reflecting an adjusted EBITDA range of $1,350 million to $1,500 million and an adjusted free cash flow range of $745 million to $925 million.

Liquidity

As of March 31, 2017, Vistra Energy had total available liquidity of approximately $1.99 billion, including cash and cash equivalents of $916 million, $210 million in available letter of credit capacity under its term loan C facility, and $860 million of availability under its revolving credit facility, which remained undrawn at March 31, 2017. Liquidity increased by approximately $150 million in the first quarter of 2017 due to increased available cash and reduced letter of credit postings.

Vistra Energy - Press Release

May 18, 2017, Page 2

Additional Updates

Vistra Energy continues to see increased demand from its retail customers for products utilizing renewable resources. As a result, in May Vistra Energy executed on a couple of initiatives that will allow it to continue to provide solutions to meet customers’ changing needs and preferences:

•	TXU Energy launched its “Free Nights and Solar Days” retail product offering, combining its most popular Right Time Pricing PlanSM with green, solar energy.

•	Vistra Energy acquired a 180 MW solar development project located in West Texas, which will support enhanced renewable offerings by its retail organization and will further augment Vistra Energy’s integrated portfolio. The facility is expected to be operational in the summer of 2018.

Earnings Conference Call

Vistra Energy will host a conference call today, May 18, 2017, beginning at 11 a.m. EDT (10 a.m. CDT) to discuss these results and related matters. The live, listen-only webcast of the conference call and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra Energy’s website at www.vistraenergy.com. For those unable to participate in the live event, a replay of the call will be available on the Vistra Energy website for one year following the call.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases) and “adjusted free cash flow” (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures, other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and adjusted EBITDA. Vistra Energy uses adjusted free cash flow as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as adjusted free cash flow. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Vistra Energy - Press Release

May 18, 2017, Page 3

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy is a premier Texas-based energy company focused on the competitive energy and power generation markets through operation as the largest retailer of electricity and generator in the growing Texas market. Our integrated portfolio of competitive businesses consists primarily of TXU Energy and Luminant. TXU Energy sells retail electricity and value-added services (primarily through our market-leading TXU Energy™ brand) to approximately 1.7 million residential and business customers in Texas. Luminant generates and sells electricity and related products from our diverse fleet of generation facilities totaling approximately 17,000 MW of generation in Texas, including 2,300 MW fueled by nuclear power, 8,000 MW fueled by coal and 6,000 MW fueled by natural gas, and is a large purchaser of wind-generated electricity.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “shall,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would,” “guidance” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 9, 2017.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra Energy - Press Release

May 18, 2017, Page 4

VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited) (Millions of Dollars, Except Number of Shares and Earnings Per Share)

Three Months Ended March 31, 2017
Operating revenues	$1,357
Fuel, purchased power costs and delivery fees	(683)
Net gain from commodity hedging and trading activities	—
Operating costs	(214)
Depreciation and amortization	(170)
Selling, general and administrative expenses	(135)

Operating income	155
Other income	8
Other deductions	—
Interest income	1
Interest expense and related charges	(24)
Impacts of Tax Receivable Agreement	(21)
Reorganization items	—

Income (loss) before income taxes	119
Income tax expense	(41)

Net income (loss)	$78

Weighted average shares of common stock outstanding:
Basic	427,583,339
Diluted	427,800,350
Net income per weighted average share of common stock outstanding:
Basic	$0.18
Diluted	$0.18

Vistra Energy - Press Release

May 18, 2017, Page 5

VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

Three Months Ended March 31, 2017
Cash flows — operating activities:
Net income (loss)	$78
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	226
Deferred income tax expense, net	42
Contract claims adjustments of Predecessor	—
Unrealized net (gain) loss from mark-to-market valuations of derivatives	(129)
Write-off of intangible and other assets	—
Stock-based compensation	4
Other, net	22
Changes in operating assets and liabilities:
Margin deposits, net	113
Accrued interest	(31)
Accrued property taxes	(71)
Accrued incentive plan payments	(73)
Other operating assets and liabilities, including liabilities subject to compromise	(40)

Cash provided by (used in) operating activities	141

Cash flows — financing activities:
Repayments/repurchases of debt	(13)
Other, net	(5)

Cash used in financing activities	(18)

Cash flows — investing activities:
Capital expenditures	(31)
Nuclear fuel purchases	(12)
Changes in restricted cash	1
Proceeds from sales of nuclear decommissioning trust fund securities	79
Investments in nuclear decommissioning trust fund securities	(84)
Other, net	(3)

Cash used in investing activities	(50)

Net change in cash and cash equivalents	73
Cash and cash equivalents — beginning balance	843

Cash and cash equivalents — ending balance	$916

Vistra Energy - Press Release

May 18, 2017, Page 6

VISTRA ENERGY CORP.

FIRST QUARTER 2017

ADJUSTED EBITDA RECONCILIATION

(Unaudited) (Millions of Dollars)

Three Months Ended March 31, 2017
Net income	$78
Income tax expense	41
Interest expense and related charges	24
Depreciation and amortization (a)	200

EBITDA before adjustments	$343
Reorganization items and restructuring expenses	4
Unrealized net gains resulting from hedging transactions	(120)
Fresh start accounting impacts	27
Tax receivable agreement obligation accretion	21
Other	1

Adjusted EBITDA	$276

(a)	Includes nuclear fuel amortization of $30 million for the three months ended March 31, 2017.

Vistra Energy - Press Release

May 18, 2017, Page 7

VISTRA ENERGY CORP.

FIRST QUARTER 2017

ADJUSTED FREE CASH FLOW RECONCILIATION

(Unaudited) (Millions of Dollars)

Three Months Ended March 31, 2017
Adjusted EBITDA	$276
Interest paid, net	(88)
Changes in other operating assets and liabilities	(181)
Changes in working capital	25
Changes in margin deposits	113
Other, net	(4)

Cash provided by (used in) operating activities	$141
Capital expenditures	(31)
Nuclear fuel purchases	(12)
Other net investing activities (a)	(8)

Free cash flow	$90
Changes in working capital	(25)
Changes in margin deposits	(113)

Adjusted free cash flow	$(48)

(a)	Includes investments in and proceeds from the nuclear decommissioning trust fund and other net investing cash flows, but excludes changes in restricted cash.

Vistra Energy - Press Release

May 18, 2017, Page 8

VISTRA ENERGY CORP.

2017 GUIDANCE RECONCILIATION

(Unaudited) (Millions of Dollars)

	Year Ended December 31, 2017
	High	Low
Net Income	$268	$170
Income tax expense	212	160
Interest expense and related charges	199	199
Depreciation and amortization	676	676

EBITDA before adjustments	$1,355	$1,205
Fresh start accounting impacts	63	63
Unrealized net (gain) loss resulting from hedging transactions	(50)	(50)
Tax receivable agreement accretion	100	100
Restructuring and other	32	32

Adjusted EBITDA	$1,500	$1,350
Interest payments	(225)	(225)
Tax payments	(58)	(58)
Tax receivable agreement payments	(16)	(16)
Changes in working capital	33	33
Changes in margin deposits, net	75	75
Restructuring payments	(90)	(90)
Other, net	(2)	(32)

Cash provided by (used in) operating activities	$1,217	$1,037
Capital expenditures including nuclear fuel	(264)	(264)
Other net investing activities	(10)	(10)

Free cash flow	$943	$763
Changes in working capital	(33)	(33)
Changes in margin deposits, net	(75)	(75)
Payments funded from restructuring escrow accounts	90	90

Adjusted free cash flow	$925	$745